     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 2001
                                                      REGISTRATION NO. 333-77231
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            MOHAWK INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                       ----------------------------------

            DELAWARE                                     52-1604305
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                         160 SOUTH INDUSTRIAL BOULEVARD
                            CALHOUN, GEORGIA  30701
                                 (706) 629-7721
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive office)

                                 JOHN D. SWIFT
                            CHIEF FINANCIAL OFFICER
                         160 SOUTH INDUSTRIAL BOULEVARD
                            CALHOUN, GEORGIA  30701
                                 (706) 629-7721
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                       ----------------------------------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL CORRESPONDENCE TO:

                             ALEXANDER W. PATTERSON
                                R. DAVID PATTON
                               ALSTON & BIRD LLP
                              ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA  30309-3424


     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                          DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 1 to Form S-3 Registration Statement (the "Post-Effective Amendment") is being filed to deregister the remaining unsold shares of common stock of the total 3,149,999 shares of common stock of Mohawk Industries, Inc. (the "Registrant") covered by the Registration Statement on Form S-3 originally filed on April 28, 1999 and declared effective on May 13, 1999 (File No. 333-77231) (the "Registration Statement"). This is due to the expiration of the obligation of the Registrant to maintain the effectiveness of the Registration Statement under the Stock Restriction and Registration Rights Agreement dated March 9, 1999 among the Registrant and the selling stockholders identified in the prospectus, which is a part of the Registration Statement. Accordingly, the Registrant hereby files this Post-Effective Amendment to the Registration Statement to deregister all unsold shares originally registered by the Registration Statement. Of the total 3,149,999 shares originally registered by the Registration Statement, 43,500 shares remained unsold as of April 23, 2001.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calhoun, State of Georgia, on this 23rd day of April, 2001.

                              MOHAWK INDUSTRIES, INC.

                              By:    /s/ Jeffrey S. Lorberbaum
                                     -------------------------------------
                                     Jeffrey S. Lorberbaum
                                     President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 23, 2001.


 /s/ Jeffrey S. Lorberbaum                            President and Chief Executive Officer and Director
---------------------------------------------------   (Principal Executive Officer)
Jeffrey S. Lorberbaum

 /s/ John D. Swift                                    Vice President-Finance and Chief Financial Officer
---------------------------------------------------   (Principal Financial and Accounting Officer)
John D. Swift

 /s/  *                                               Director
---------------------------------------------------
Leo Benatar

 /s/  *                                               Director
---------------------------------------------------
Bruce C. Bruckmann

 /s/ *                                                Chairman of the Board and Director
---------------------------------------------------
David L. Kolb

 /s/  *                                               Director
---------------------------------------------------
Larry W. McCurdy

 /s/  *                                               Director
---------------------------------------------------
Robert N. Pokelwaldt

 /s/  *                                               Director
---------------------------------------------------
S. H. Sharpe


*By:    /s/ John D. Swift
        -------------------------------
        John D. Swift, attorney-in-fact


                                      -3-